UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2022

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On February 17, 2022, Targa Resources Corp. (the “Company”) entered into the Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as the Administrative Agent, Collateral Agent and Swing Line Lender, and the other lenders party thereto. The Credit Agreement provides for a revolving credit facility in an initial aggregate principal amount up to $2,750,000,000 (with an option to increase such maximum aggregate principal amount by up to $500,000,000 in the future, subject to the terms of the Credit Agreement) and a swing line sub-facility of up to $100,000,000. The Credit Agreement matures on February 17, 2027.

The Credit Agreement provides for, among other things, certain changes to occur upon the occurrence of an “Investment Grade Event,” including the release of all security interests in all “Collateral” at the request of the Company.

The revolving credit facility bears interest at the Company’s option at: (a) the Base Rate, which is the highest of Bank of America’s prime rate, the federal funds rate plus 0.5% and the Term SOFR rate plus 1.0% (subject in each case to a floor of 0.0%), plus an applicable margin (i) prior to the occurrence of an Investment Grade Event, ranging from 0.25% to 1.25% dependent on the Company’s ratio of consolidated funded indebtedness to consolidated adjusted EBITDA (the “Consolidated Leverage Ratio”) and (ii) upon and after the occurrence of an Investment Grade Event, ranging from 0.125% to 0.75% dependent on the Company’s non-credit-enhanced senior unsecured long-term debt ratings (or, if no such debt is outstanding at such time, then the corporate, issuer or similar rating with respect to the Company that has been most recently announced) (the “Debt Rating”), or (b) Term SOFR plus an applicable margin (i) prior to the occurrence of an Investment Grade Event, ranging from 1.25% to 2.25% dependent on the Company’s Consolidated Leverage Ratio and (ii) upon and after the occurrence of an Investment Grade Event, ranging from 1.125% to 1.75% dependent on the Company’s Debt Rating.

The Company is required to pay a commitment fee equal to an applicable rate ranging from (a) prior to the occurrence of an Investment Grade Event, 0.20% to 0.35% (dependent on the Company’s Consolidated Leverage Ratio) and (b) upon and after the occurrence of an Investment Grade Event, 0.125% to 0.35% (dependent on the Company’s Debt Rating), in each case times the actual daily unused portion of the revolving credit facility.

The obligations under the Credit Agreement are guaranteed by substantially all material wholly-owned domestic subsidiaries of the Company, including by Targa Resources Partners LP and, prior to the occurrence of an Investment Grade Event, secured by substantially all personal property assets of, and certain material real property owned by, the Company and the guarantors.

The Credit Agreement requires the Company to maintain a Consolidated Leverage Ratio, determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination, of no more than 5.50 to 1.00. Prior to the occurrence of an Investment Grade Event, the Credit Agreement also requires the Company to maintain an interest coverage ratio of no less than 2.25 to 1.00 determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination. For any four-fiscal-quarter-period during which a material acquisition or disposition occurs, the total leverage ratio and interest coverage ratio (prior to the occurrence of an Investment Grade Event) will be determined on a pro forma basis as though such event had occurred as of the first day of such four-fiscal-quarter-period.

The Credit Agreement restricts the Company’s ability to make dividends to stockholders if a default or an event of default (as defined in the Credit Agreement) exists or would result from such distribution and if, before the Investment Grade Event, the Company is not in pro forma compliance with the financial covenants. In addition, the Credit Agreement contains various covenants that may limit, among other things, the Company’s ability to incur indebtedness, grant liens, make investments, repay or amend the terms of certain other indebtedness, merge or consolidate, sell assets, and engage in transactions with affiliates.

The description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Certain of the lenders or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Company and certain of the Company’s affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Company’s affiliates have entered into derivative financial transactions with affiliates of Bank of America, N.A., and certain of the other lenders on terms it believes to be customary in connection with these transactions.

Guarantee of Targa Resources Partners Senior Unsecured Notes

On February 18, 2022, the Company and certain of the Company’s subsidiaries entered into a Parent Guarantee (the “Parent Guarantee”) to guarantee all of the obligations of Targa Resources Partners LP (the “Partnership”) and Targa Resources Partners Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) under the respective indentures governing the Issuers’ $6.5 billion of outstanding senior unsecured notes.

The description of the Parent Guarantee is qualified in its entirety by reference to the Parent Guarantee, a copy of which is filed as Exhibit 4.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On February 17, 2022 (the “Termination Date”), in connection with the entry into the Credit Agreement, the Company terminated the agreements described below:

Existing TRC Credit Agreement

On February 27, 2015, the Company entered into the Credit Agreement among the Company, each lender from time to time party thereto and Bank of America, N.A. as the administrative agent, collateral agent, swing line lender and letter of credit issuer, as amended by the First Amendment to Credit Agreement, dated as of June 29, 2018 (the “Existing TRC Credit Agreement”). The Existing TRC Credit Agreement was set to mature on June 29, 2023 and, as of the Termination Date, the Company had $670.0 million in commitments under the Existing TRC Credit Agreement

Existing TRP Credit Agreement

On June 29, 2018, the Partnership, a subsidiary of the Company, entered into the Fourth Amended and Restated Credit Agreement among the Partnership, each lender from time to time party thereto, Bank of America, N.A. as the administrative agent, collateral agent, swing line lender, and the other parties thereto from time to time, as amended by that certain First Amendment, dated as of June 7, 2019 (the “Existing TRP Credit Agreement”). The Existing TRP Credit Agreement was set to mature no earlier than June 29, 2023 and, as of the Termination Date, the Company had $2.2 billion in commitments under the Existing TRP Credit Agreement.

Other Relationships

Certain of the lenders under the Existing TRC Credit Agreement and Existing TRP Credit Agreement, or their respective affiliates, have performed investment banking, financial advisory and commercial banking services for the Company and certain of the Company’s affiliates, including under the Credit Agreement, for which they have received customary compensation, and they may continue to do so in the future. The Company’s affiliates have entered into derivative financial transactions with affiliates of Bank of America, N.A., and certain of the other lenders on terms it believes to be customary in connection with these transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

4.1	Parent Guarantee dated as of February 18, 2022, by and among Targa Resources Corp. and certain of its subsidiaries.

10.1	Credit Agreement dated as of February 17, 2022, by and among Targa Resources Corp., Bank of America, N.A., and the other parties signatory thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 23, 2022

TARGA RESOURCES CORP.

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer